                                                                 EXHIBIT 10.12.5

                             FIFTH AMENDMENT TO THE
                RPM INTERNATIONAL INC. 1997 RESTRICTED STOCK PLAN
                -------------------------------------------------



         THIS FIFTH AMENDMENT to the RPM International Inc. 1997 Restricted Stock Plan is executed by RPM International Inc. (hereinafter referred to as the "Company") as of the date set forth below.

                                   WITNESSETH:

         WHEREAS, the Company adopted and maintains the RPM International Inc. 1997 Restricted Stock Plan (hereinafter referred to as the "Plan") for the benefit of certain of its employees and certain employees of the Company's subsidiaries; and

         WHEREAS, the Company reserved the right, pursuant to Section 8 of the Plan, to make certain amendments thereto; and

         WHEREAS, it is the desire of the Company to amend the Plan so that, upon lapse of restrictions on stock awarded thereunder, the Company or the escrow agent shall automatically sell the number of shares necessary to generate sufficient proceeds to satisfy the grantee's projected tax liability arising from the lapse of restrictions;

         NOW, THEREFORE, pursuant to Section 8 of the Plan and effective as of the date hereof, the Company hereby amends the Plan as follows:

         1. Section 5.1 of the Plan is hereby amended by the deletion of Section
5.1 in its entirety and the substitution in lieu thereof of a new Section 5.1 to read as follows:

                  "5.1 The Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated (and any such sale, transfer or other disposition, pledge or other hypothecation being hereinafter referred to as "to dispose of" or a "disposition") until the earliest of (a) the later of either the employee's termination of employment with the Company and any of its subsidiaries or the lapse of the right of the Company to a return of such Shares pursuant to Section 5.2 below; (b) a change in control that occurs with respect to the Company; or (c) the termination of the Plan. Notwithstanding the foregoing, but subject to the terms, conditions and restrictions specified under this Plan, after the date that a participant's Shares become nonforfeitable in accordance with Article 5 or Article 6, and provided that the participant has not surrendered the Shares in accordance with Section 11.3, the Company or the escrow agent (as the case may be) shall sell the fewest number of such Shares with respect to which restrictions have lapsed necessary for the proceeds of such sale to equal (or exceed by not more than the actual sale price of a single Share) the participant's projected tax liability determined by multiplying (A) the aggregate maximum marginal federal and applicable state and local income tax rates on the date of the lapse of restrictions; by (B) the total number of Shares with respect to which restrictions have lapsed. The Company or the escrow agent (as the case may be) shall withhold the proceeds of such sale for purposes of satisfying the participant's federal, state and local income taxes resulting from the lapse of restrictions. The Company or the escrow agent (as the case may be) shall deliver the proceeds of the sale of Shares to the Internal Revenue Service and/or other taxing authority in satisfaction of the participant's tax liability arising from the lapse of restrictions. The participant shall provide the Committee, the Company and/or the escrow agent with such stock powers and additional information or documents as may be necessary for the Committee, the Company and/or the escrow agent to discharge their obligations under this Section."

         2. Article 5 of the Plan is here by amended by the deletion of Section
5.5 in its entirety and the substitution in lieu thereof of a new Section 5.5 to read as follows:

                  "5.5 The Committee may require any participant to execute and deliver to the Company one or more stock powers in blank with respect to the Shares issued subject to the restrictions in Section 5.2 above and may require that the Company retain possession of the certificates for Shares with respect to which all of the restrictions have not lapsed. Notwithstanding retention of certificates by the Company or an escrow agent, the participant in whose name certificates are issued shall have all rights (including dividend and voting rights) with respect to the Shares represented by such certificates, subject to the terms, conditions and restrictions specified under this Plan, and the Shares represented by such certificates shall be considered as issued and outstanding and fully paid and non-assessable for all purposes."

IN WITNESS WHEREOF, RPM International Inc., by its officer duly authorized, has caused this Fifth Amendment to the RPM International Inc. 1997 Restricted Stock Plan to be signed this 7th day of October, 2003.


                                RPM INTERNATIONAL INC.



                                By:   /s/ Ronald A. Rice
                                     ------------------------------------

                                Its:   Senior Vice President
                                     ------------------------------------